     As filed with the Securities and Exchange Commission on March 6, 2000

                                           Registration No. 333-
                                                                ---------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                              HEALTHTRONICS, INC.
             (Exact name of Registrant as specified in its charter)


           GEORGIA                                              38-221066
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                             Identification No.)


             425 Franklin Road, Suite 545, Marietta, Georgia 30067 (Address of principal executive offices, including Zip Code)



                              HEALTHTRONICS, INC.
                               STOCK OPTION PLAN
                            (Full title of the Plan)


                                Victoria W. Beck
                            Chief Financial Officer
                              HealthTronics, Inc.
                          425 Franklin Road, Suite 545
                               Marietta, GA 30067
                    (Name and address of agent for service)

                                 (770) 419-0691
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                              Proposed          Proposed
                                               maximum          maximum
     Title of                                 offering         aggregate           Amount of
   securities to            Amount to be      price per         offering         registration
   be registered             registered         share            price                fee
   -------------            ------------   ------------       ------------       ------------
HealthTronics,                259,000      $     1.00         $  259,000         $    69.00
Inc. Common                    shares
stock, no par
value
HealthTronics,                 30,000      $     2.50         $   75,000         $    20.00
Inc.  Common                   shares
Stock, no par
value
HealthTronics,                126,000      $     3.00         $  378,000         $   100.00
Inc.  Common                   shares
Stock, no par
value
HealthTronics,                155,500      $     6.00         $  933,000         $   247.00
Inc.  Common                   shares
Stock, no par
value
HealthTronics,                  1,000      $     7.25         $    7,250         $     2.00
Inc.  Common                   shares
Stock, no par
value

HealthTronics,                  1,000      $     8.00         $    8,000         $     3.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                  2,000      $     8.06         $   16,120         $     5.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                  1,000      $     8.13         $    8,130         $     3.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                 50,000      $     8.50         $  425,000         $   113.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                  1,000      $     8.75         $    8,750         $     3.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                  1,000      $     9.50         $    9,500         $     3.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                  1,000      $     9.75         $    9,750         $     3.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                    500      $    13.88         $    6,940         $     2.00
Inc. Common                    shares
Stock, no par
value
HealthTronics,                171,000      $    13.88(1)      $2,373,480(1)      $   627.00
Inc. Common
Stock, no par
value

         (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on exercise prices ranging from $1.00 per share to $13.88 per share.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                                    The following documents filed by the
                  Registrant with the Commission are incorporated herein by reference:

                                    (a)     the Registrant's prospectus dated
                  May 20, 1999 filed pursuant to Rule 424(b) under the Securities Act of 1933;

                                    (b)     all other reports filed by the
                  Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998;

                                    (c)     the description of the Registrant's
                  common stock to be offered hereby which is contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

                                    All documents filed by the Registrant
                  pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

                  ITEM 4.  DESCRIPTION OF SECURITIES.

                                    Not applicable.

                  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                    Not applicable.

                  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                                    The Registrant's articles of incorporation
                  provide that no director shall have any personal liability to the Registrant or its shareholders for monetary damages for breach of duty of care or the other duties of a director except for any appropriation of any business opportunity, for acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. Because of these provisions, the Registrant and its shareholders may have a more limited right of action against a director than they would have absent these provisions. In the event that a claim for indemnification, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by an officer, director or controlling person in connection with these securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue. The Registrant's articles of incorporation and bylaws are attached as exhibits to this registration statement and may be obtained electronically or on paper upon request.

                                    Insofar as indemnification for liabilities
                  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the securities and exchange commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                    The Registrant maintains directors and
                  officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

                  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMS.

                                    Not applicable.

                  ITEM 8.  EXHIBITS.

                                    4.1     Articles of Incorporation of
                                            HealthTronics, Inc., incorporated
                                            by reference to Exhibit 3.1 of
                                            the Registrant's Registration
                                            statement on Form SB-2
                                            (Registration No. 333-66977)

                                    4.2     Restated By-Laws of HealthTronics,
                                            Inc., incorporated by reference to
                                            Exhibit 3.2 of the Registrant's
                                            Registration statement on Form
                                            SB-2 (Registration No. 333-66977)


                                    5       Opinion regarding legality of the
                                            securities being registered.

                                    23.1    Consent of Ernst & Young LLP.

                                    23.2    Consent of counsel (included in
                                            Exhibit No. 5).


                  ITEM 9. UNDERTAKINGS.

                                    A.      Rule 415 Offering.

                           The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      to include any prospectus required
         by section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
         facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii)   to include any material
         information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

                           The undersigned Registrant hereby undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C.       Filing of Registration Statement on Form S-8.

                           Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, HealthTronics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 3rd day of March, 2000.

                                                    HEALTHTRONICS, INC.
                                                        (Registrant)

                                                    By: /s/ Victoria W. Beck
                                                        ----------------------
                                                           Victoria W. Beck
                                                        Chief Financial Officer



                  Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.


/s/ Argil Wheelock, M.D.     Chief Executive Officer              March 3, 2000
------------------------     (principal executive
(Argil Wheelock, M.D.)       officer)

/s/ Victoria W. Beck         Chief Financial Officer              March 3, 2000
------------------------     (principal financial officer and
(Victoria W. Beck)           principal accounting officer)

/s/ Roy S. Brown             Director                             March 3, 2000
------------------------
(Roy S. Brown)

/s/ Scott Cochran            Director                             March 3, 2000
------------------------
(Scott Cochran)

/s/ Joachim Voss             Director                             March 3, 2000
------------------------
(Joachim Voss)

                             Director                             March  , 2000
------------------------
(Jon Burke)

                             Director                             March  , 2000
------------------------
(Russ Maddox)

                             Director                             March  , 2000
------------------------
(John House)

/s/ John Warlick             Director                             March 3, 2000
------------------------
(John Warlick)

                               INDEX TO EXHIBITS

Exhibit Number
--------------
     4.1          Articles of Incorporation of HealthTronics, Inc., incorporated by reference to Exhibit 3.1 of the Registrant's Registration statement on Form SB-2 (Registration No. 333-66977)

     4.2          Restated By-Laws of HealthTronics, Inc., incorporated by reference to
                  Exhibit 3.2 of the Registrant's Registration statement on
                  Form SB-2 (Registration No. 333-66977)

     5            Opinion regarding legality of the securities being registered.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of counsel (included in Exhibit No. 5).